Exhibit 99.1

ConocoPhillips Reports Second-Quarter 2019 Results; Delivered Strong Free Cash Flow and Financial Returns; Raised 2019 Planned Share Buybacks

HOUSTON--(BUSINESS WIRE)--July 30, 2019--ConocoPhillips (NYSE: COP) today reported second-quarter 2019 earnings of $1.6 billion, or $1.40 per share, compared with second-quarter 2018 earnings of $1.6 billion, or $1.39 per share. Excluding special items, second-quarter 2019 adjusted earnings were $1.1 billion, or $1.01 per share, compared with second-quarter 2018 adjusted earnings of $1.3 billion, or $1.09 per share. Special items for the current quarter were primarily driven by a financial tax benefit related to the previously announced U.K. disposition, settlement of certain tax disputes, and amounts recognized from the PDVSA International Chamber of Commerce (ICC) settlement.

Second-Quarter Highlights

  Cash provided by operating activities was $2.9 billion. Excluding working capital, cash from operations (CFO) of $3.4 billion exceeded capital expenditures and investments, generating free cash flow of $1.7 billion.
  Increased 2019 planned share repurchases to $3.5 billion.
  Repurchased $1.2 billion of shares and paid $0.3 billion in dividends in the second quarter; both funded entirely from free cash flow, representing a return of 47 percent of CFO to shareholders.
  Second-quarter production excluding Libya of 1,290 MBOED exceeded the high end of guidance; year-over-year underlying production grew 4 percent overall and 6 percent on a per debt-adjusted share basis.
  Grew production from the Lower 48 Big 3 unconventionals by 26 percent year-over-year.
  Executed turnarounds in Europe, Canada and Alaska.
  Ended the quarter with cash, cash equivalents and restricted cash totaling $6.2 billion and short-term investments of $0.7 billion, equating to $6.9 billion of ending cash and short-term investments.
  Generated $0.6 billion in proceeds from dispositions.
  Acquired approximately $0.1 billion in Lower 48 Big 3 bolt-on interests and acreage.

“This was our seventh consecutive quarter of generating free cash flow while executing our disciplined plans and delivering on our targets,” said Ryan Lance, chairman and chief executive officer. “Over that time frame we fully funded our capital expenditures, dividends and buybacks within cash from operations. ConocoPhillips has embraced an approach to our cyclical industry that we believe will deliver superior returns and create value across a range of commodity prices. This quarter represents a continuation of strong performance on our business model that prioritizes financial returns, discipline, resilience with upside and shareholder distributions. At our Analyst & Investor Meeting in November we will lay out a plan that demonstrates our ability to successfully perform on this model for the long term.”

Second-Quarter Review

Production excluding Libya for the second quarter of 2019 was 1,290 thousand barrels of oil equivalent per day (MBOED), an increase of 79 MBOED compared with the same period a year ago. Excluding a net benefit of 27 MBOED from acquisitions and dispositions (A&D), production increased by 52 MBOED primarily due to growth from the Big 3 unconventionals, development programs and major projects in Alaska, Europe and Asia Pacific. This growth more than offset normal field decline and downtime from planned turnarounds. Production from Libya was 42 MBOED.

In Alaska, the winter exploration program was completed with encouraging results on the Greater Willow Area and Narwhal appraisal tests. In the Lower 48, ramp-up from the Big 3 unconventionals was accelerated, increasing production for the quarter to 367 MBOED. In Canada, completion operations on the 14-well Montney pad and infrastructure construction progressed as planned with startup on track for the fourth quarter. Turnarounds were successfully completed during the quarter primarily at Greater Ekofisk in Norway, Surmont in Canada and Prudhoe Bay in Alaska. Additional turnarounds and maintenance will continue in the third quarter.

Earnings were lower compared with the second quarter of 2018 primarily due to lower realized prices and a lower unrealized gain on our Cenovus Energy equity, partially offset by higher volumes and a financial tax benefit related to the planned U.K. disposition. Excluding special items, adjusted earnings were lower compared with second-quarter 2018 due to lower realized prices, partially offset by higher volumes. Sales volumes for the quarter were lower than production, reducing earnings by $32 million. The company’s total realized price was $50.50 per barrel of oil equivalent (BOE), compared with $54.32 per BOE in the second quarter of 2018, reflecting the impact of lower marker prices.

For the quarter, cash provided by operating activities was $2.9 billion. Excluding a $0.5 billion change in operating working capital, ConocoPhillips generated $3.4 billion in cash from operations (CFO), which included approximately $0.3 billion from APLNG distributions and $0.1 billion from the PDVSA ICC settlement. In addition, the company generated $0.6 billion in disposition proceeds. The company incurred $1.7 billion in capital expenditures and investments that included approximately $0.1 billion of Lower 48 bolt-on acquisitions, repurchased $1.2 billion in shares and paid $0.3 billion in dividends, all entirely funded by CFO.

Six-Month Review

ConocoPhillips’ six-month 2019 earnings were $3.4 billion, or $3.00 per share, compared with six-month 2018 earnings of $2.5 billion, or $2.13 per share. Six-month 2019 adjusted earnings were $2.3 billion, or $2.01 per share, compared with six-month 2018 adjusted earnings of $2.4 billion, or $2.05 per share.

Production excluding Libya for the first six months of 2019 was 1,303 MBOED, an 87 MBOED increase from 1,216 MBOED for the same period in 2018. Excluding a net A&D benefit of 28 MBOED, production increased 59 MBOED, or 5 percent, largely driven by growth from the Big 3 unconventionals, development programs and major projects, more than offsetting normal field decline and higher planned downtime.

The company’s total realized price during this period was $50.55 per BOE, compared with $52.37 per BOE in the first six months of 2018. This reduction reflected lower crude, natural gas liquids and natural gas prices, partially offset by higher bitumen and liquefied natural gas prices.

In the first half of 2019, cash provided by operating activities was $5.8 billion. Excluding a $0.6 billion change in operating working capital, ConocoPhillips generated $6.4 billion in CFO, exceeding the total of $3.4 billion in capital expenditures and investments, $2.0 billion in share repurchases and $0.7 billion in dividends. In addition, the company generated $0.7 billion in disposition proceeds. Capital expenditures and investments included approximately $0.1 billion primarily for Lower 48 bolt-on acquisitions.

Outlook

Operating plan capital is now expected to be $6.3 billion versus $6.1 billion, attributable to additional exploration and appraisal drilling in Alaska and the addition of a drilling rig in the Eagle Ford Field at mid-year. This guidance excludes approximately $0.3 billion for opportunistic acquisitions completed or announced. Guidance also excludes obligations under the recently announced production sharing contract extension awarded by the Government of Indonesia.

Third-quarter 2019 production is expected to be 1,290 to 1,330 MBOED, reflecting planned turnarounds in Alaska, Europe and Asia Pacific. Full-year production guidance is 1,310 to 1,340 MBOED. The guidance excludes Libya.

Guidance for capital expenditures, production and adjusted operating cost will be updated upon completion of the planned U.K. disposition.

ConocoPhillips will host a conference call today at 12:00 p.m. EDT to discuss this announcement. To listen to the call, as well as view related presentation materials and supplemental information, go to www.conocophillips.com/investor.

ConocoPhillips will hold an Analyst & Investor Meeting in Houston on Tuesday, Nov. 19 to outline the company’s 10-year operating plan and strategy for long-term value creation. Further information will be available on the company’s website as the date approaches.

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About ConocoPhillips

ConocoPhillips is the world’s largest independent E&P company based on production and proved reserves. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 17 countries, $71 billion of total assets, and approximately 10,900 employees as of June 30, 2019. Production excluding Libya averaged 1,303 MBOED for the six months ended June 30, 2019, and proved reserves were 5.3 BBOE as of Dec. 31, 2018. For more information, go to www.conocophillips.com.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "on track," "target" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; difficulties in developing new products and manufacturing processes; unexpected cost increases or technical difficulties in constructing, maintaining, or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business; our ability to collect payments when due under our settlement agreement with PDVSA; our ability to collect payments from the government of Venezuela as ordered by the ICSID; our ability to liquidate the common stock issued to us by Cenovus Energy Inc. at prices we deem acceptable, or at all; our ability to complete our announced dispositions or acquisitions on the timeline currently anticipated, if at all; the possibility that regulatory approvals for our announced dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of our announced dispositions, acquisitions or our remaining business; business disruptions during or following our announced dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced dispositions in the manner and timeframe we currently anticipate, if at all; our ability to develop our portfolio within expected capital levels; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; the impact of competition and consolidation in the oil and gas industry; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions; changes in tax, environmental and other laws applicable to our business; and disruptions resulting from extraordinary weather events, civil unrest, war, terrorism or cyber attack. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC). Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors – The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term "resource" in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the ConocoPhillips website.

Use of Non-GAAP Financial Information – To supplement the presentation of the company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release and the accompanying supplemental financial information contain certain financial measures that are not prepared in accordance with GAAP, including adjusted earnings (calculated on a consolidated and on a segment-level basis), adjusted earnings per share, cash from operations (CFO) and free cash flow.

The company believes that the non-GAAP measures adjusted earnings (both on an aggregate and a per share basis) is useful to investors to help facilitate comparisons of the company’s operating performance associated with the company’s core business operations across periods on a consistent basis and with the performance and cost structures of peer companies by excluding items that do not directly relate to the company’s core business operations. The company further believes that the non-GAAP measure CFO is useful to investors to help understand changes in cash provided by operating activities excluding the impact of working capital changes across periods on a consistent basis and with the performance of peer companies. The company also believes that free cash flow is useful to investors as it provides a measure to compare CFO after deduction of capital expenditures and investments across periods on a consistent basis. Free cash flow is not a measure of cash available for discretionary expenditures since the company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The company’s Board of Directors and management also use these non-GAAP measures to analyze the company’s operating performance across periods when overseeing and managing the company’s business.

Each of the non-GAAP measures included in this news release and the accompanying supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the company’s presentation of non-GAAP measures in this news release and the accompanying supplemental financial information may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may impact its operations.

Reconciliations of each non-GAAP measure presented in this news release to the most directly comparable financial measure calculated in accordance with GAAP are included in the release.

Other Terms – The release also contains the terms underlying production and production per debt-adjusted share. Underlying production excludes Libya and reflects the impact of closed acquisitions and dispositions (A&D) with an assumed close date of January 1, 2018. 2Q 2018 underlying production includes 27 MBOED for the net A&D impact. Production per debt-adjusted share is calculated on an underlying production basis using ending period debt divided by ending share price plus ending shares outstanding. The company believes that underlying production is useful to investors to compare production excluding Libya and reflecting the impact of closed acquisitions and dispositions on a consistent go-forward basis across periods and with peer companies. The company believes that production per debt-adjusted share is useful to investors as it provides a consistent view of production on a total equity basis by converting debt to equity and allows for comparisons across peer companies.

References in the release to earnings refer to net income/(loss) attributable to ConocoPhillips.

ConocoPhillips
Table 1: Reconciliation of earnings to adjusted earnings
$ Millions, Except as Indicated

	2Q19				2Q18				2019 YTD				2018 YTD
	Pre-tax	Income tax	After- tax	Per share of common stock (dollars)	Pre-tax	Income tax	After- tax	Per share of common stock (dollars)	Pre-tax	Income tax	After- tax	Per share of common stock (dollars)	Pre-tax	Income tax	After- tax	Per share of common stock (dollars)
Earnings			$1,580	1.40			1,640	1.39			3,413	3.00			2,528	2.13
Adjustments:
Capital loss tax benefit	-	(234)	(234)	(0.21)	-	-	-	-	-	(234)	(234)	(0.21)	-	-	-	-
Pending claims and settlements	(135)	15	(120)	(0.11)	-	-	-	-	(265)	(53)	(318)	(0.28)	(135)	65	(70)	(0.06)
Net gain on asset sales	(61)	(32)	(93)	(0.08)	(50)	14	(36)	(0.03)	(61)	(32)	(93)	(0.08)	(50)	14	(36)	(0.03)
Deferred tax adjustments	-	(27)	(27)	(0.02)	-	-	-	-	-	(27)	(27)	(0.02)	-	-	-	-
Alberta tax rate change	-	(25)	(25)	(0.02)	-	-	-	-	-	(25)	(25)	(0.02)	-	-	-	-
Unrealized gain on CVE equity	(6)	(5)	(11)	(0.01)	(387)	43	(344)	(0.29)	(343)	(6)	(349)	(0.31)	(271)	44	(227)	(0.19)
Impairments	95	(22)	73	0.06	(53)	21	(32)	(0.03)	155	(35)	120	0.10	(43)	19	(24)	(0.02)
Recognition of deferred income	-	-	-	-	(60)	-	(60)	(0.05)	(248)	52	(196)	(0.17)	(60)	-	(60)	(0.05)
Pension settlement expense	-	-	-	-	147	(26)	121	0.10	-	-	-	-	147	(26)	121	0.10
Premiums on early debt retirement	-	-	-	-	2	-	2	-	-	-	-	-	208	(13)	195	0.17
Adjusted earnings / (loss)			$1,143	1.01			1,291	1.09			2,291	2.01			2,427	2.05

The income tax effects of the special items are primarily calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

ConocoPhillips
Table 2: Reconciliation of net cash provided by operating activities to free cash flow
$ Millions, Except as Indicated

	2Q19	2019 YTD
Net Cash Provided by Operating Activities	2,891	5,785

Adjustments:
Net operating working capital changes	(531)	(585)
Cash from operations	3,422	6,370

Capital expenditures and investments	(1,729)	(3,366)
Free Cash Flow	1,693	3,004

Contacts

Daren Beaudo (media)
281-293-2073
daren.beaudo@conocophillips.com

Investor Relations
281-293-5000
investor.relations@conocophillips.com